UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

The GC Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-159167

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement

On November 9, 2010, The GC Net Lease REIT, Inc. (the “Registrant”) entered into that certain Second Amended and Restated Advisory Agreement (the “Amended Advisory Agreement”) with its advisor, The GC Net Lease REIT Advisor, LLC (the “Advisor”), pursuant to a resolution approved by the Registrant’s board of directors, including its independent directors. The Amended Advisory Agreement is attached hereto as Exhibit 10.1.

The term of the Amended Advisory Agreement expires on November 9, 2011; however, either party may terminate the Amended Advisory Agreement without cause or penalty upon providing 60 days’ written notice. The terms of the Amended Advisory Agreement are substantially similar to the Registrant’s previous advisory agreement except that:

•

“Invested Capital” is now defined as “the amount calculated by multiplying the total number of shares of Common Stock purchased by Stockholders by (a) the Offering Price for the Stock or (b) for Stock not purchased in an Offering, the issue price for the Stock; in each case reduced by any Distributions attributable to Net Sale Proceeds, and any amounts paid by the Company to repurchase shares of Stock pursuant to a plan for repurchase of the Company’s Stock,” which definition clarifies that “Invested Capital” is reduced by any Distributions attributable to Net Sale Proceeds (as defined therein).

•

A definition for “Sponsor Break-even Amount” was added and is defined as “the unreturned and unreimbursed capital (excluding OP Units) invested by the Sponsor or any Affiliate into the Company, the Advisor, the Dealer Manager or any Affiliate relating in any way to the business organization of the Company or any Offering,” which definition was added in conjunction with the addition of Section 9.7 discussed below.

•	Section 9.7 regarding a merger with the Registrant’s Advisor was added and reads as follows:

“In the event of a merger of the Advisor into the Company or one of its Affiliates in anticipation of Listing or a merger with an already Listed entity, any merger consideration paid to the Sponsor or any of its Affiliates in excess of the Sponsor Break-even Amount (the “Excess Merger Consideration”) shall be subordinated to Invested Capital. Such Excess Merger Consideration shall be paid in Stock and (a) may not be traded for one year from the date of receiving the Stock, and (b) such Stock shall be held in escrow until the closing price of the Company’s Listed Common Stock is equal to, or greater than Invested Capital divided by the amount of Shares of Common Stock issued and outstanding the last business day prior to a Listing.”

This section was added to provide that any compensation the Advisor receives in a merger with the Registrant, above the Sponsor Break-even Amount, will be subordinated to a return of Invested Capital (as defined therein) to the Registrant’s stockholders.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amended and Restated Advisory Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GC NET LEASE REIT, INC.

Date: November 16, 2010	By:	/s/ Kevin A. Shields
Kevin A. Shields
President